Fourth Quarter and Year-End 2019 Earnings Release Conference Call
February 14, 2020

Randy Wilson – Terex Corporation – Director, Investor Relations

Good morning everyone and thank you for participating in today’s fourth quarter 2019 financial results conference call. Participating on today’s call are John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. We have released our fourth quarter 2019 results, a copy of which is available on Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All adjusted per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex Investor Relations website under Events and Presentations. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I will turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer

Good morning and thank you for joining us, and for your interest in Terex. For Terex, operating within a zero harm environmental, health and safety culture is an absolute way of life. I am proud of our team’s dedication, commitment and focus on a zero harm safety culture. The global team made great progress during the year reducing our recordable injuries by 39%, a significant accomplishment, but we realize we can and will continue to make further progress in our zero harm culture. The fourth quarter completed a year where we faced considerable market driven and operational headwinds, principally within our Aerial Work Platforms (AWP) segment. Our Q4 results reflect the headwinds of the challenging global industrial equipment markets. Our operating results were generally in line with our expectations on lower revenue. AWP’s fourth quarter revenue was down 21% from Q4 2018. This demonstrates the cautious customer sentiment in our largest markets in North America and Europe. AWP’s revenue decline, coupled with the need to produce below retail demand to reduce inventories, adversely impacted operating margins.

Our Materials Processing (MP) team continued to execute well, maintaining 12% operating margins despite Q4 revenues being down 10% in the quarter. Driving parts and services growth is one key element of our Execute to Win initiatives. Despite the challenging global equipment markets, our parts and services teams drove 7% sales growth on a currency neutral basis. Over time, continued growth from this initiative will help reduce our cyclicality. Given the environment in which we are operating, we have maintained our absolute focus on our disciplined capital allocation strategy. We generated positive free cash flow in the fourth quarter and generated $86 million of positive free cash flow during 2019. Combined with the $160 million of cash proceeds from dispositions, Terex ended 2019 with a strong balance sheet, including over $1.1 billion of liquidity. Our global team continues to be committed to generating cash and improving our working capital efficiency.

Turning to slide 4, Terex remains committed to its goal of establishing a corporate culture based on process discipline and accountability that will consistently deliver high performance in all phases of the business cycle.

Turning to slide 5, now let me share some 2019 highlights that continue to move Terex forward. We essentially completed the Focus element of our strategy by finalizing two significant portfolio actions in our former Cranes segment. The remaining businesses in our portfolio have industry leading competitive positions. They have also demonstrated their ability to consistently out earn their cost of capital over the course of multiple cycles. At the start of this year, we moved the tower and rough terrain Cranes businesses to the MP segment.  These moves complete the transformation of Terex into a two-segment organization. We have brought online new manufacturing capabilities, including our Campsie facility in Northern Ireland, and expanded our Hosur, India MP facility, allowing Terex to be even more responsive to global demand. Our new Utilities facility will consolidate multiple production buildings into one state-of-the-art world class manufacturing and engineering facility. Commercial Excellence begins and ends with the customer. We completed our global rollout of Salesforce, increasing process discipline throughout the entire sales process. Technology is a critical part of our global parts and services business. To deliver industry-leading customer service, we are providing our distribution partners easy-to-use, digital tools that help them to service their customers more efficiently, maximizing their opportunity to win business. This is allowing Terex to build a competitive advantage and accelerate parts growth. Strategic Sourcing finished 2019 with strong momentum as the team continues to implement Waves 1 and 2, and launching a new round of strategic projects. With our high-quality portfolio of specialized equipment businesses, our strong financial position, and the investments in our facilities and systems, we are well positioned to perform throughout the cycles.

Looking ahead to 2020, we recognize that we must drive improvement in our operational excellence so that we can consistently deliver on our commitments to our team members, customers, and shareholders. At Terex, we are driving towards a zero harm safety culture. We are doing this with open communication, reporting and putting our team members first. Terex is also committed to responsible environmental stewardship through energy and water conservation efforts in our facilities, and by developing innovative products that reduce emissions.

Turning to innovation, we are continuing to invest in innovative products to serve our specialized markets. A few examples are: the Terex Ecotec shredder, expands our offering in recycling markets; also, the Terex Advance mixer truck, reflects improved performance, value, and entry into new markets. In addition to expanding our product offerings, we are investing in our manufacturing capabilities, which leads to future growth. The new Utilities manufacturing facility in South Dakota remains on schedule and within budget. Another important facility for Terex’s future global growth is our Changzhou, China facility, which will undergo an expansion in 2020 to accommodate the market growth in China for Aerial products. In addition, MP and Utilities product lines will be added. We are localizing manufacturing to take advantage of increasing adoption of these products. Our parts and service team is focused on growth by delivering a best-in-class experience for our customers. These investments enable improved manufacturing productivity, industry leading customer offerings, and growth.

As we communicated during our Q3 earnings call, we expect the global industrial markets to remain challenging in 2020. We expect sales to be down 8% to 11% from 2019, to a midpoint of $3.9 billion. The lower anticipated sales will result in lower production levels, which will have an adverse effect on operating margins. Based upon this current outlook for 2020, we are anticipating full year earnings of $1.85 to $2.35 per share. We will continue to enhance shareholder value by executing our disciplined capital allocation strategy, which includes dividend increases in each of the last four years. With that, let me turn it over to Duffy.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer

Thanks, John. Turning to page 8, let me begin by reviewing our Q4 segment highlights. AWP sales of $500 million contracted by 21% compared to last year, driven by continued challenging markets in North America and Europe. During the fourth quarter, we saw a 55% increase in China sales where the Aerial market continues to grow through increased product adoption. Overall, lower sales and significantly reduced production levels challenged AWP’s operating margins in the quarter. As we discussed last quarter, to align customer demand and to manage inventory, we have been significantly reducing production. During Q4 we reduced production levels 45% compared to Q4 2018. This resulted in lower manufacturing absorption and lower material cost savings. AWP fourth quarter bookings of $755 million were 22% lower than Q4 2018, but the book-to-bill ratio did improve sequentially. Backlog at year end was $753 million, down 31% from the prior year. However, AWP’s year-end 2019 backlog is not fully comparable to the prior year, as not all 2020 advance purchase orders from our national account customers were completed by December 31, 2019. Additionally, national account customers placed a smaller percentage of their planned 2020 capital expenditure on advance purchase orders. When adjusted for these year-over-year customer ordering patterns our backlog supports our AWP revenue guidance. MP closed out the year with another solid quarter, achieving 12% operating margins despite challenging markets. Sales were $321 million, down 10% from the fourth quarter 2018, driven by cautious customer sentiment, delaying capital purchases of crushing and screening products, material handlers and environmental equipment. Operating margins decreased off the levels we experienced during the first three quarters of the year, but were still double-digits as the MP team has been aggressively managing all elements of cost in a challenging market environment. Backlog of $295 million was 42% lower than last year, however, MP’s year end 2018 backlog was an anomaly. In the fourth quarter of 2018, dealers ordered a much higher percentage of their 2019 full-year equipment requirements due to extended lead times. As we enter 2020, dealer ordering patterns have returned to historically normalized levels as lead times are shorter. Within Corporate and Other, we saw lower rough terrain and tower cranes sales. Operating margins for tower cranes were modestly impacted by the lower sales, but rough terrain cranes’ operating margins performed in line with expectations.

Turning to slide 9 to review our Q4 consolidated results. Total sales decreased by approximately 16%. MP’s operating margins and lower corporate expenses partially offset the volume and lower production headwinds that impacted AWP margins, leading to an overall contraction of operating margins. Restructuring related charges and, to a lesser extent, investment in our Execute to Win priority areas, were the primary differences between our “as reported” and “as adjusted” operating profit.

Our full-year 2019 tax rate came in lower than we had previously anticipated as a result of a more favorable jurisdictional mix of sales and pre-tax income, combined with favorable adjustments between our tax provisions and tax returns. These adjustments resulted in our recording a tax benefit in Q4 of $8.8 million, to adjust our full-year 2019 tax rate to approximately 16%. On an adjusted basis, we generated quarterly earnings per share of $0.36.

Turning to slide 10 to review our full-year consolidated results. Overall, 2019 was a challenging year for Terex. Net sales for the year contracted 3.6% to approximately $4.4 billion. This revenue decline was attributable to AWP, whose sales declined almost 8% for the year. AWP’s revenue declines were greatest in North America and Western Europe, as concerns over the global market for industrial equipment caused rental customers to reduce their capital equipment purchases. Partially offsetting AWP’s revenue decline, MP’s revenue increased almost 4%, in line with our expectations from the beginning of the year, to nearly $1.4 billion. AWP’s lower sales and significantly reduced production levels challenged total company operating margins for the year. MP had a strong 2019 with a full-year adjusted operating margin of over 14%, up 130 basis points from 2018.

Turning to slide 11, our 2020 guidance is based on our two segment operating model, AWP and MP. The rough terrain and tower cranes businesses are reflected in MP. To assist your modeling of our business, we have re-cast our segment results for the full years 2018 and 2019, including 2019 by quarter. These analyses are included in the appendices to our Q4 earnings presentation and posted to our Investor Relations website. Today’s guidance includes all currently anticipated expenses as we simplify our financial reporting to the investment community and have completed investments in our Transformation Program. In 2020, we currently expect our operating margins to decrease by approximately 150 basis points, to between 6.3% and 7.3% on approximately 8% to 11% lower sales. Reduced operating leverage on the lower sales volumes, both in our AWP and MP segments, are partially offset by on-going operational improvements. With respect to the coronavirus, while we are not currently anticipating any material impact on our full-year results, we do expect to have lower sales and earnings from our AWP China facility in the first half of the year, which will be made up in the second half. We expect 2020 earnings between $1.85 and $2.35 per share. This EPS guidance assumes a full-year 2020 expected tax rate of 19%, but excludes any benefit associated with our existing share repurchase authorization. This guidance also assumes extension of existing 301 tariff exclusions for machines and components that are imported into the US from China. From a quarterly perspective, we expect a normal historical sales pattern. However, on a year-over-year basis, revenue in the first half of the year will be down approximately 15% and flat in the second half of the year. We expect our EPS to be generated roughly 5% in Q1, 45% in Q2, and 25% each in Q3 and Q4. The abnormally low level of profitability in Q1 is driven by AWP revenues being down 25% year over year, combined with unabsorbed overhead on production below retail demand and finally, the impact of the coronavirus on our China operations. For the full year, we are estimating free cash flow of approximately $140 million, reflecting a strong year of positive cash generation. We expect to improve first quarter year-over-year cash flow performance, however, we do expect Q1’s cash flow to be negative, consistent with historical patterns. We also estimate capital expenditures will be approximately $100 million. This level of capital expenditure reflects continued investment in initiatives designed to drive long-term earnings growth and shareholder returns.

Turning to our segment guidance, we expect the caution being exhibited by our Genie rental customers during 2019 to continue into 2020, resulting in AWP sales being down 7% to 10% and operating margins of 6% to 7%. We expect MP revenues, including our towers and rough terrain cranes businesses, to be down 8% to 11%, which will result in MP’s operating margins being approximately 12% to 13%. While we continue to monitor developments associated with the UK’s exit from the European Union, we do not anticipate any material impact to Terex in 2020 associated with the Brexit process. We are guiding for our Corporate expenses to be approximately $80 million during 2020, up $10 million from 2019.  The increase is due to planning for 2020 incentive compensation at target payout and lower gains on sales of financing receivables.  Overall, we have been managing our corporate cost structure aggressively and will continue to do so in 2020.

Turning to slide 12 to review our disciplined capital allocation strategy. Since we introduced our disciplined capital allocation strategy at our analyst day in 2016, we have made tremendous progress in strengthening our balance sheet, reducing our cost of capital and reducing our debt by over $500 million. As a result, our 2019 year-end net leverage, which is net debt divided by adjusted EBITDA, was less than 1.6x, nearly a full turn better than our targeted 2.5x, through the cycle. Additionally, we reduced our pension obligations by more than $300 million over this period. During the last three years, we have made substantial investments in Terex. In fact, we have invested almost a quarter of billion dollars into our businesses over the last three years, which is significantly higher than our annual maintenance capital expenditure of $45 million. These investments demonstrate our commitment to long-term growth. We are excited by the portfolio of businesses we have, each of which out-earns their cost of capital. We have deployed the proceeds from the sales of businesses to return capital to shareholders. First, we have approximately 34% fewer shares now than were outstanding at our 2016 analyst day. Second, we have increased our quarterly dividend by 71%, to $0.12 per share. As I have said consistently, the Terex team has and will continue to generate shareholder value through the execution of our disciplined capital allocation strategy. With that, I will turn it back to you John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer

Thank you, Duffy. I will review our segments starting with AWP. The North American and European markets for aerial work platforms are challenging, however, the North American utilities market remains strong. Our North American rental customers continue to be cautious in their capital expenditure decisions. They are prudently managing their fleet utilization. As we move into the latter half of the year and into 2021, we expect the replacement cycle in North America and Europe to increase. Finally, the ongoing adoption of aerial work platforms in China is fueling growth. To improve margins, the AWP team is fully committed to executing their Strategic Sourcing plans, including transitioning significant volume to new suppliers. We are seeing savings rates consistent with our expectations, however, the lower production levels have impacted the total value of savings realized to date. In the aerials market, the Genie brand is synonymous with technological leadership and innovation. In 2020, we will continue to add more fuel-efficient hybrid products and fill out the Xtra Capacity (XC) line, which will be on display at ConExpo. The XC line is important for Genie as the new ANSI standards governing load levels are currently due to take effect in March. The Utilities team will transition to their new manufacturing and engineering facility during the summer. This new facility will improve efficiency and increase capacity, which, together with new products and services, will enable Terex Utilities to continue to grow. For example, the Terex Utilities TL-80 pictured on the slide, is a new product serving the transmission line distribution market. The electric grid requires significant continued investment to support the electrification and innovation that is occurring around the world. We invite you to visit us at ConExpo at our Terex booths to see our exciting new product and service offerings.

Turning to MP on slide 14. MP is a high-performing segment that consistently delivers strong results and meets its commitments.
MP is well positioned heading into 2020 with their new product offerings. The MP team continues to innovate. The Evoquip Colt screen, pictured here, will launch in Q1 2020. It delivers higher capacity, telematics and value to our customers. The MP team continues to expand its penetration into emerging markets for environmental and mobile crushing and screening equipment.
MP’s innovation was recognized in Q4 2019 with three separate industry awards. OMNI by Terex is a new, first-of-its kind innovation that improves efficiency and reduces the risk of injury on crushing and screening jobsites. OMNI, and all of MP’s industry leading innovation, will be on display at ConExpo. I expect our MP team to continue to execute at a high level and deliver on its plans again this year.

To wrap up our prepared remarks, in a challenging global environment, our global Terex team continues to focus on meeting commitments to our customers and shareholders. Despite the near term market conditions, we will continue to invest in innovative products and services to win and grow in the marketplace. We will continue to invest in the initiatives that improve our operating and commercial capabilities. We will also continue to follow our disciplined capital allocation strategy and create additional value for our shareholders. And finally, we are confident in achieving our 2020 objectives. With that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

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